Exhibit 4.5

EXECUTION COPY

FOURTH SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “supplemental indenture”), dated as of April 5, 2013, between TMX Finance of California, Inc., a Delaware corporation (“TMX California”), TitleMax of California, Inc., a Delaware corporation (“TitleMax California”), TitleBucks of Virginia, Inc., a Delaware corporation (“TitleBucks Virginia”), TitleMax of Delaware, Inc., a Delaware corporation (“TitleMax Delaware”), TitleMax of Wisconsin, Inc., a Delaware corporation (“TitleMax Wisconsin”), TitleMax of Utah, Inc., a Delaware corporation (“TitleMax Utah”), TitleMax of New Mexico, Inc., a Delaware corporation (“TitleMax New Mexico”), TitleMax of Ohio, Inc., a Delaware corporation (“TitleMax Ohio”), TMX Finance of Louisiana, LLC, a Delaware limited liability company (“TMX Louisiana”), TMX Credit of Ohio, LLC, a Delaware limited liability company (“TMX Ohio”), TMX Credit of New Mexico, LLC, a Delaware limited liability company (“TMX New Mexico”) (each of the foregoing, a “Guarantor” and collectively, the “Guarantors”), each a direct or indirect subsidiary of TMX Finance LLC, a Delaware limited liability company (the “Company”), or TitleMax Finance Corporation, a Delaware corporation (together with the Company and their respective successors, the “Issuers”), in favor of Wells Fargo Bank, National Association, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuers and the Guarantors (as defined in the Indenture) have heretofore executed and delivered to the Trustee an indenture (as amended and supplemented by the First Supplemental Indenture (as defined below), the Second Supplemental Indenture (as defined below) and the Third Supplemental Indenture (as defined below), the “Indenture”), dated as of June 21, 2010, providing for the issuance of 13.250% Senior Secured Notes due 2015 (the “Notes”); and

WHEREAS, TitleMax of Nevada, Inc., TitleMax of Arizona, Inc., TMX Finance of Florida, Inc., and TMX Credit, Inc., formerly known as AutoCash Inc., became parties to the Indenture by execution and delivery of a First Supplemental Indenture on May 13, 2011 (the “First Supplemental Indenture”); and

WHEREAS, TMX Finance of Texas, Inc., TMX Finance of Virginia, Inc., TMX Finance of Nevada, Inc. and TMX Finance Card Services Inc., became parties to the Indenture by execution and delivery of a Second Supplemental Indenture on June 5, 2012 (the “Second Supplemental Indenture”); and

WHEREAS, AutoCash, Inc. and TitleMax Financing, Inc. became parties to the Indenture by execution and delivery of a Third Supplemental Indenture on July 20, 2012 (the “Third Supplemental Indenture”); and

WHEREAS, Section 5.18 of the Indenture provides that under certain circumstances the Company is required to cause each Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which such Guarantor shall unconditionally guarantee all of the Issuers’ obligations under the Indenture Documents pursuant to a Note Guarantee on the terms and conditions set forth herein; and

WHEREAS, Section 10.01(e) of the Indenture provides, among other things, that the Issuers, the Guarantors and the Trustee may amend or supplement the Indenture Documents without the consent of any Holder of a Note to add Guarantees with respect to the Notes.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, each of the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.             CAPITALIZED TERMS.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.             AGREEMENT TO GUARANTEE.  Each of the Guarantors hereby agree, jointly and severally with all other Guarantors, to guarantee the Issuers’ obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article 11 of the Indenture and to be bound by all other applicable provisions of the Indenture.

3.             EFFECTIVENESS.  This supplemental indenture shall be effective as of the date first written above.

4.             RECITALS.  The recitals contained herein shall be taken as the statements of the Issuers and the Guarantors and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity of this supplemental indenture.

5.             NEW YORK LAW TO GOVERN.  THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

6.             COUNTERPARTS.  The parties may sign any number of copies of this supplemental indenture (including by telecopier transmission).  Each signed copy shall be an original, but all of them together represent the same agreement.

7.             EFFECT OF HEADINGS.  The Section headings herein are for convenience only and shall not affect the construction hereof.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed as of the day and year first above written.

TMX FINANCE LLC

By:	/s/ Tracy Young
	Name:	Tracy Young
	Title:	Manager

TITLEMAX FINANCE CORPORATION

By:	/s/ Tracy Young
	Name:	Tracy Young
	Title:	Chief Executive Officer

TMX FINANCE OF CALIFORNIA, INC.
TITLEMAX OF CALIFORNIA, INC.
TITLEBUCKS OF VIRGINIA, INC.
TITLEMAX OF DELAWARE, INC.
TITLEMAX OF WISCONSIN, INC.
TITLEMAX OF UTAH, INC.
TITLEMAX OF NEW MEXICO, INC.
TITLEMAX OF OHIO, INC.

By:	/s/ Tracy Young
	Name:	Tracy Young
	Title:	Chief Executive Officer

TMX FINANCE OF LOUISIANA, LLC
TMX CREDIT OF OHIO, LLC
TMX CREDIT OF NEW MEXICO, LLC

By:	/s/ Tracy Young
	Name:	Tracy Young
	Title:	Manager

[FOURTH SUPPLEMENTAL INDENTURE]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Stefan Victory
	Name:	STEFAN VICTORY
	Title:	VICE PRESIDENT

[FOURTH SUPPLEMENTAL INDENTURE]